Exhibit 99.(h)(1)

AMENDED AND RESTATED

ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT

AGREEMENT, made and entered into as of February 21, 2008, by and between PENN SERIES FUNDS, INC., a Maryland corporation (“Penn Series”), and THE PENN MUTUAL LIFE INSURANCE COMPANY, a Pennsylvania mutual life insurance company (“Penn Mutual”).

WITNESSETH:

WHEREAS, Penn Series is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), offering multiple series (or classes) of capital stock and each series (or class) representing interests in a separate fund or portfolios of investments (“Fund” or “Funds”) (each such Fund being identified on Schedule A to this Agreement); and

WHEREAS, Penn Mutual currently serves as Administrative and Corporate Services Agent for Penn Series and in such capacity provides administrative and corporate services to Penn Series; and

WHEREAS, Penn Series and Penn Mutual desire Penn Mutual to continue to provide administrative and corporate services to Penn Series and begin to provide shareholder services to the beneficial owners of shares of the Funds; and

WHEREAS, Penn Series and Penn Mutual desire to amend and restate their existing Administrative and Corporate Services Agreements, dated as of February 23, 2006;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.                                       Penn Series hereby appoints Penn Mutual its Administrative and Corporate Services Agent to administer its corporate affairs, subject to the overall supervision of the Board of Directors of Penn Series, for the period and on the terms set forth in this Agreement.  Penn Mutual accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 7 of this Agreement.

2.                                       Penn Mutual will administer all aspects of Penn Series’ operations other than those administered by Penn Series’ Investment Adviser, Accounting Services Agent, and Custodian.  In performing its duties as Administrative and Corporate Services Agent, Penn Mutual will act in conformity with the Articles of Incorporation, By-Laws, and 1940 Act registration statement of Penn Series and with the instructions and directions of the Board of Directors of Penn Series and will conform to and comply with the requirements of the 1940 Act and all other applicable Federal or state laws and regulations.

3.                                         The services which Penn Mutual shall provide as Administrative and Corporate Services Agent include but are not limited to:

(a)                                  the maintenance of all books and records pertaining to Penn Series’ affairs, except those that are required to be maintained by Penn Series’ Investment Adviser, Accounting Services Agent, or Custodian;

(b)                                 the preparation of such annual, semi-annual or other reports or proxy statements as Penn Series may be required to file with the Securities and Exchange Commission or to distribute to its shareholders;

(c)                                  the preparation of any registration statements or amendments to registration statements which Penn Series may be required or may desire to file with the Securities and Exchange Commission;

(d)                                 the preparation of such filings as may be required for compliance with the securities laws of any state or other jurisdiction;

(e)                                  the preparation of such applications or requests as Penn Series may desire to make to the Securities and Exchange Commission or its staff for exemption from, or interpretation of any provision of the 1940 Act or any other applicable Federal securities statute;

(f)                                    the preparation of Penn Series’ Federal and state tax returns and any other filings required for tax purposes other than those required to be made by Penn Series’ Custodian, Accounting Services Agent, or Investment Adviser;

(g)                                 such services as Penn Series’ Board of Directors may require in connection with its oversight of Penn Series’ Investment Adviser, Accounting Services Agent, or Custodian, including the periodic collection and presentation of data concerning the investment performance of Penn Series’ various investment portfolios;

(h)                                 the organization of all meetings of Penn Series’ Board of Directors;

(i)                                     the organization of all meetings of Penn Series’ shareholders;

(j)                                     the collection and presentation of any financial or other data required by Penn Series’ Board of Directors, accountants, or counsel;

(k)                                  the preparation and negotiation of any amendments to, or substitutes for, the present agreements with Penn Series’ Investment Adviser, Accounting Services Agent, or Custodian;

(l)                                     one or more of the following shareholder services to the beneficial owners of shares of the Funds:

(i)                                     maintaining accounts relating to beneficial owners that invest in shares of the Funds;

(ii)                                  providing information periodically to beneficial owners showing their positions in shares of the Funds;

(iii)                               arranging for bank wires, and maintaining toll free telephone lines for beneficial owner inquiries concerning their investments in shares of the Funds;

(iv)                              responding to beneficial owner inquiries relating to the services performed by Penn Mutual;

(v)                                 responding to inquiries from beneficial owners concerning their investments in shares of the Funds;

(vi)                              forwarding shareholder communications from the Fund such as proxies, shareholder reports, annual reports, and dividend, distribution and tax notices to beneficial owners;

(vii)                           processing purchase, exchange and redemption requests from beneficial owners and placing such orders with the Funds or their service providers;

(viii)                        assisting beneficial owners in changing account designations and addresses;

(ix)                                providing sub-accounting with respect to shares beneficially owned by beneficial owners;

(x)                                   processing dividend payments from the Funds on behalf of beneficial owners; and

(xi)                                providing information periodically to beneficial owners showing their position in shares of the Funds; and

(m)                               such other services as the Penn Series’ Board of Directors may reasonably request.

4.                                       Penn Mutual shall permit any of its directors, officers, or employees who may be elected as directors or officers of Penn Series to serve in the capacities in which they are elected.  Any of the services to be furnished by Penn Series under this Agreement may be furnished through the medium of such directors, officers, or employees of Penn Mutual.

5.                                       Penn Mutual shall bear all of the following expenses in connection with the services to be rendered under this Agreement:

(a)                                  all rent and other expense involved in the provision of office space for Penn Series and for Penn Mutual in connection with its performance of services under this Agreement;

(b)                                 the salaries and expenses of all personnel of Penn Series and Penn Mutual incurred in connection with the provision of administrative services to Penn Series, except the fees and expenses of directors of Penn Series who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series’ Investment Adviser; and

(c)                                  all expenses incurred by Penn Mutual or Penn Series in connection with administering the ordinary course of Penn Series’ business, other than those excluded pursuant to Paragraph 6 below.

6.                                       Nothing in this Agreement shall require Penn Mutual to bear, or to reimburse Penn Series for:

(a)                                  the costs of printing and mailing the items referred to in Paragraph 3(b) above, or any prospectuses included in registration statements referred to in Paragraph 3(c) or required by law, regulation or regulatory authorities;

(b)                                 compensation of member of Penn Series’ Board of Directors who are not interested persons (as defined in the 1940 Act) of Penn Series or affiliated persons (as defined in the 1940 Act) of Penn Mutual or of Penn Series’ Investment Adviser;

(c)                                  registration, filing, or other fees imposed by the Securities and Exchange Commission or other regulatory authorities;

(d)                                 the charges and expenses of Penn Series’ Investment Adviser, Accounting Services Agent, and Custodian;

(e)                                  the fees and expenses of legal counsel and independent accountants for Penn Series;

(f)                                    brokers’ commissions and any issue or transfer taxes chargeable to Penn Series in connection with its securities transactions;

(g)                                 taxes and corporate fees payable by Penn Series to Federal, state or other governmental entities;

(h)                                 the fees of any trade association of which Penn Series may be a member; and

(i)                                     litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of Penn Series’ business.

7.                                       Penn Series shall pay Penn Mutual as full compensation for services rendered and all facilities furnished hereunder a fee based on the average daily net assets of each Fund at the annual rate set forth in Schedule B to this Agreement.  Such fee shall be accrued daily and payable at such intervals not more frequently than monthly and not less frequently than quarterly as the officers of Penn Series may from time to time determine and specify in writing to Penn Mutual.

8.                                       Penn Mutual agrees to limit the total annual operating expenses of the Funds as described in Schedule C to this Agreement.

9.                                       Penn Mutual assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of Penn Series’ assets.

10.                                 Neither Penn Mutual nor any of its trustees, officers or employees, nor any persons performing executive, administrative or other functions shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its or his or her duties on behalf of Penn Mutual or from reckless disregard by Penn Mutual or any such person of Penn Mutual’s duties under this Agreement.

11.                                 This Agreement shall continue in effect indefinitely with respect to a given Fund only so long as such continuation is specifically approved at least annually by either the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund, provided that in either event such continuation shall also be approved by the vote of a majority of the directors who are not interested persons of Penn Series, as defined in the 1940 Act, cast by them in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a)                                  this Agreement may at any time be terminated by Penn Series with respect to any Fund, without the payment of any penalty, on 60 days’ notice to Penn Mutual either by vote of the Board of Directors of Penn Series or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) representing interests in that Fund;

(b)                                 this Agreement may be terminated by Penn Mutual at any time, without the payment of any penalty, on 90 days’ written notice to Penn Series; and

(c)                                  this Agreement shall immediately terminate in event of its assignment as defined in the 1940 Act.

12.                                 The services of Penn Mutual to Penn Series provided under this Agreement are not to be deemed to be exclusive and Penn Mutual shall be free to provide similar services to others.  Nothing in this Agreement shall limit or restrict the right of any trustee, officer or employee of Penn Mutual who may also be a director, officer or employee of Penn Series to engage in any other business or to devote his or her other time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature.

13.                                 It is understood that directors, officers, agents and stockholders of Penn Series are or may be interested in Penn Mutual as trustees, officers, or otherwise; that trustees, officers, agents and policyholders of Penn Mutual are or may be interested in Penn Series as directors, officers, stockholders or otherwise; and that Penn Mutual may be interested in Penn Series as a shareholder or otherwise.   The existence of any such dual interest shall not affect the validity hereof or of and transactions hereunder.

14.                                 This Agreement may be amended by mutual written consent.

15.                                 Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid: (a) to Penn Mutual at 600 Dresher Road, Horsham PA 19044, Attention: President; or (b) to Penn Series at 600 Dresher Road, Horsham, PA  19044, Attention: President.

16.                                 This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

17.                                 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PENN SERIES FUNDS, INC.

By:	/s/ Jill Bukata
Jill Bukata
Controller

THE PENN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter J. Vogt
Peter J. Vogt
Executive Vice-President and Chief Financial Officer

Schedule A to

Amended and Restated Administrative and Corporate Services Agreement

by and between

The Penn Mutual Life Insurance Company

and

Penn Series Funds, Inc.

Dated as of February 21, 2008

FUNDS

Money Market Fund

Limited Maturity Bond Fund

Quality Bond Fund

High Yield Bond Fund

Flexibly Managed Fund

Growth Stock Fund

Large Cap Value Fund

Large Cap Growth Fund

Index 500 Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Strategic Value Fund

Small Cap Growth Fund

Small Cap Value Fund

International Equity Fund

REIT Fund

Large Core Growth Fund

Large Core Value Fund

Balanced Fund

SMID Cap Growth Fund

SMID Cap Value Fund

Emerging Markets Equity Fund

Developed International Index Fund

Small Cap Index Fund

Aggressive Allocation Fund

Moderately Aggressive Allocation Fund

Moderate Allocation Fund

Moderately Conservative Allocation Fund

Conservative Allocation Fund

Schedule B to

Amended and Restated Administrative and Corporate Services Agreement

by and between

The Penn Mutual Life Insurance Company

and

Penn Series Funds, Inc.

Dated as of February 21, 2008

FEES

Pursuant to Section 7 of the Agreement, each Fund shall pay Penn Mutual a fee computed at the annual rate of the average daily net assets of the Fund as specified below:

Fund	Rate

Money Market Fund	0.15%
Limited Maturity Bond Fund	0.15%
Quality Bond Fund	0.15%
High Yield Bond Fund	0.15%
Flexibly Managed Fund	0.15%
Growth Stock Fund	0.15%
Large Cap Value Fund	0.15%
Large Cap Growth Fund	0.15%
Index 500 Fund	0.15%
Mid Cap Growth Fund	0.15%
Mid Cap Value Fund	0.15%
Strategic Value Fund	0.15%
Small Cap Growth Fund	0.15%
Small Cap Value Fund	0.15%
International Equity Fund	0.15%
REIT Fund	0.15%
Large Core Growth Fund	0.15%
Large Core Value Fund	0.15%
Balanced Fund	0.15%
SMID Cap Growth Fund	0.15%
SMID Cap Value Fund	0.15%
Emerging Markets Equity Fund	0.15%
Developed International Index Fund	0.15%
Small Cap Index Fund	0.15%
Aggressive Allocation Fund	0.15%
Moderately Aggressive Allocation Fund	0.15%
Moderate Allocation Fund	0.15%
Moderately Conservative Allocation Fund	0.15%
Conservative Allocation Fund	0.15%

Schedule C to

Amended and Restated Administrative and Corporate Services Agreement

by and between

The Penn Mutual Life Insurance Company

and

Penn Series Funds, Inc.

Dated as of February 21, 2008

EXPENSE LIMITATIONS

Pursuant to Section 8 of the Agreement, Penn Mutual agrees to limit the total annual operating expenses of the Funds as follows:

1.                                       With respect to each of the Growth Stock, Large Cap Value, Small Cap Value, International Equity, Quality Bond and Money Market Funds, to the extent that the Fund’s total annual operating expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund, as shown in paragraph 5 below, by more than 0.10% of the average daily net assets of the Fund, such excess amount shall be a liability of Penn Mutual to Penn Series.  The liability (if any) of Penn Mutual to pay Penn Series such excess amounts shall be determined on a daily basis.

2.                                       With respect to each of the Flexibly Managed and High Yield Bond Funds, to the extent that the Fund’s total annual operating expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund, as shown in paragraph 5 below, one-half of such excess amount shall be a liability of Penn Mutual to Penn Series.  The liability (if any) of Penn Mutual to pay Penn Series one-half of such excess amounts shall be determined on a daily basis.

3.                                       With respect to the Small Cap Growth, Limited Maturity, Index 500, Mid Cap Growth, Mid Cap Value, Large Cap Growth, Strategic Value and REIT Funds, to the extent that the Fund’s total annual operating expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund, as shown in paragraph 5 below, such excess amount shall be a liability of Penn Mutual to Penn Series.  The liability (if any) of Penn Mutual to pay Penn Series such excess amounts shall be determined on a daily basis.

4.                                     With respect to each Fund of Penn Series:

a.                                       Fee Waiver.  If, at the end of each fee payment period, there is any liability of Penn Mutual to pay Penn Series any excess amount described in paragraph 1, 2 or 3 above, the administrative services fee shall be reduced by such liability.

b.                                      Reimbursement.  If, at the end of the fiscal year, there is any remaining liability of Penn Mutual to pay Penn Series any excess amounts described in paragraph 1, 2 or 3 above that have not been paid through reduction of the administrative services fee (as described in paragraph 4.a.), Penn Mutual shall remit to Penn Series an amount sufficient to pay such remaining liability.

c.                                       Recapture of Waived Fees and Reimbursements.  If, at the end of a fee payment period, there is no liability of Penn Mutual to pay Penn Series any excess amount described in paragraph 1, 2 or 3 above and, during the preceding three fiscal years, any payment of the administrative services fee has been reduced pursuant to paragraph 4.a. or any reimbursement has been made pursuant to paragraph 4.b. in order to maintain expenses within the expense limitation, the amount of such reduction and reimbursement shall be recaptured by Penn Mutual and shall be payable by Penn Series to Penn Mutual along with the administrative services fee payable to Penn Mutual for that period, provided that Penn Mutual shall not be entitled to recapture any amount that would cause a Fund to exceed its expense limitation for that fee payment period.

5.                                     For purposes of this Schedule C, the expense limitations of Penn Series, as a percentage of the Fund’s average daily net assets, are as follows:

Fund	Expense Limitation

Money Market Fund	0.80%
Limited Maturity Bond Fund	0.90%
Quality Bond Fund	0.90%
High Yield Bond Fund	0.90%
Flexibly Managed Fund	1.00%
Growth Stock Fund	1.00%
Large Cap Value Fund	1.00%
Large Cap Growth Fund	1.00%
Index 500 Fund	0.40%
Mid Cap Growth Fund	1.00%
Mid Cap Value Fund	1.00%
Strategic Value Fund	1.25%

Small Cap Growth Fund	1.15%
Small Cap Value Fund	1.15%
International Equity Fund	1.50%
REIT Fund	1.25%
Large Core Growth Fund	0.64%
Large Core Value Fund	0.54%
Balanced Fund	0.62%
SMID Cap Growth Fund	1.05%
SMID Cap Value Fund	1.14%
Emerging Markets Equity Fund	1.58%
Developed International Index Fund	0.59%
Small Cap Index Fund	0.55%
Aggressive Allocation Fund *	0.33%
Moderately Aggressive Allocation Fund *	0.33%
Moderate Allocation Fund *	0.33%
Moderately Conservative Allocation Fund *	0.33%
Conservative Allocation Fund *	0.33%

*  The Expense Limitation for the Funds noted do not include an estimate for “Acquired Fund Fees and Expenses”.